Exhibit 99

PPG Industries, Inc. One PPG Place Pittsburgh, Pennsylvania 15272 USA www.ppg.com

News	Contact: Jack Maurer 412-434-2181 jmaurer@ppg.com

Investors: Vince Morales 412-434-3740 vmorales@ppg.com
PPG receives approval from European Union regulators to acquire SigmaKalon from Bain Capital
Acquisition process continues on schedule
PITTSBURGH, Dec. 10, 2007 — PPG Industries (NYSE:PPG) today announced that its proposed acquisition of SigmaKalon Group from global private investment firm Bain Capital has been approved by European Union regulators. The total transaction value, including assumed debt, is approximately €2.2 billion.
PPG completed the process of consulting with and obtaining advice from the relevant employee representative bodies in early October. The company anticipates that the acquisition will close within the next 45 days.
SigmaKalon Group is a worldwide coatings producer based in Uithoorn, Netherlands. SigmaKalon produces architectural, protective and marine and industrial coatings, and is a leading coatings supplier in Europe and other key markets across the globe.
About PPG
Pittsburgh-based PPG is a global supplier of paints, coatings, chemicals, optical products, specialty materials, glass and fiber glass. The company employs more than 34,000 people and has 125 manufacturing facilities and equity affiliates in more than 25 countries. PPG shares are traded on the New York Stock Exchange (symbol: PPG). For more information, visit www.ppg.com.
About Bain Capital
Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity and leveraged debt assets with approximately $60 billion in total assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 250 companies around the world including such industrial and consumer products manufacturing companies as Brenntag, FCI, Sealy, Bombardier Recreational Products, Novacap, Innophos, Boart Longyear and FCI. Headquartered in Boston, Bain Capital has offices in London, New York, Munich, Tokyo, Hong Kong and Shanghai.
Forward-Looking Statements
Statements in this news release relating to matters that are not historical facts are forward-looking statements reflecting the company’s current view with respect to future events or objectives and financial or operational performance or results. These matters involve risks and uncertainties as discussed in PPG Industries’ periodic reports on Form 10-K and Form 10-Q, and its current reports on Form 8-K, filed with the Securities and Exchange Commission.

Accordingly, many factors could cause actual results to differ materially from the company’s forward-looking statements.
Among these factors are increasing price and product competition by foreign and domestic competitors, fluctuations in cost and availability of raw materials and energy, the ability to maintain favorable supplier relationships and arrangements, economic and political conditions in international markets, foreign exchange rates and fluctuations in such rates, the impact of environmental regulations, unexpected business disruptions and the unpredictability of possible future litigation, including litigation that could result if the asbestos settlement discussed in PPG’s filings with the SEC does not become effective. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.
Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, operations or liquidity.